SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2004

VERITY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-26880	77-0182779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

894 Ross Drive

Sunnyvale, California 94089

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 541-1500

Item 12. Results of Operations and Financial Condition.

On June 24, 2004, Verity, Inc. issued a press release announcing results for the fourth quarter and full year of fiscal year 2004. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Verity, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERITY, INC.

Dated: June 24, 2004	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel
Senior Vice President of Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press release of Verity, Inc. dated June 24, 2004, announcing results for the fourth quarter and full year of fiscal year 2004.